[EXHIBIT 10.1 -- Joint Venture Agreement for the Formation of Coconut Grove Group, Ltd. dated July 30, 2001]

JOINT VENTURE AGREEMENT

THIS JOINT VENTURE (the "Agreement") is entered into by and among Premier Development & Investment, Inc., a Nevada corporation ("Premier"), and Tiki Hut Enterprises, Ltd., an International Business Corporation ("Tiki Hut").

WITNESSTH:

WHEREAS, Premier and Tiki Hut (collectively, the "Parties") are desirous of forming a joint venture (the "Venture") by execution of this Agreement for the purposes set forth herein and are desirous of fixing and defining between themselves their respective responsibilities, interests and liabilities in connection with the performance of the Venture; and

NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained, the Parties agree to constitute themselves as joint venturers, and intending to be legally bound hereby, the Parties hereto, after first being duly sworn, do covenant, agree and certify as follows:

ARTICLE I. DEFINITIONS:

  "Affiliate" shall refer a person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control of such entity.

  "Capital Contribution(s)" shall refer to capital actually contributed to the Venture by the Parties, including property, cash, securities and any additional contributions made.
  "Managing Partner" shall refer to the Party responsible for the daily management of the Venture set forth in Article IV.
  "Net Profits" and "Net Losses" shall refer to the taxable income or loss of the Venture determined by the Venture’s fiscal year, including, without limitation, each item of the Venture’s income, gain, loss or deduction in accordance with federal income tax principles.
  "Parties" and "Party" shall refer to Premier and Tiki Hut, and any successor(s) as may be designated and admitted to the Venture.
  "Policy Committee" shall refer to the decision making body set forth in Article V.
  "Venture Interests" shall refer to that figure set forth in Article III at Section 4.

ARTICLE II. FORMATION AND PURPOSE

2.1 FORMATION

  Premier and Tiki Hut do hereby declare and confirm that a joint venture does hereby subsist to carry on the purposes for which provision is made herein as of the date of execution of this Agreement; and

  The Parties shall execute such certificates and documents as may be required by applicable laws for the Venture to operate its business and shall do all other acts and things requisite for the continuation of the Venture.

2.2 NAME.

The Name of the Venture shall be Coconut Grove Group, Ltd.

2.3 PRINCIPAL PLACE OF BUSINESS.

The Venture shall initially co-locate its principal place of business at the Managing Partner’s corporate headquarters. The Venture may relocate its office from time to time or have additional offices, operations, retail presences and warehouses as the Policy Committee may deem necessary.

2.4 PURPOSE.

The business purpose of the Venture shall be to develop, design, finance and fund, construct and operate a chain of themed casual dining restaurants under the trade name Coconut Grove Grille and Blue Water Bar ("Coconut Grove") in and around major tourist destinations throughout the Caribbean Sea and major U.S. cities.

No other purpose may be undertaken by the Parties except with the express written approval of all the Parties.

2.5 TERM.

The Venture shall commence upon the execution of this Agreement and shall continue in existence until terminated, liquidated or dissolved by law or as hereinafter provided.

ARTICLE III. JOINT VENTURERS’ CONTRIBUTIONS AND VENTURE INTERESTS.

3.1 INITIAL CAPITAL CONTRIBUTIONS

  Premier - Premier shall cause the issuance, no later than September 15, 2001, of one-million (1,000,000) shares of its Common Stock, Class A, $0.001 par value to the benefit of the Venture. These shares shall be issued pursuant to Rule 144 of the Securities Act, and shall bear a restrictive legend limiting their resale and transfer. Premier agrees to register these shares of Common Stock with the Securities and Exchange Commission (SEC) within twelve (12) months of the date of their issuance and bear all costs and expenses associated with their registration; and

  Tiki Hut - Tiki Hut shall contribute three-million dollars cash (US$3,000,000) in a series of four tranches:

Date (on or before) Amount (US$)

1) September 15, 2001 $25,000

2) January 31, 2002 225,000

3) March 30, 2002 750,000

4) June 30, 2002 2,000,000

$3,000,000

3.2 ADDITIONAL CAPITAL CONTRIBUTIONS

Except as otherwise required by law or this Agreement, the Parties shall not be required to make any further Capital Contributions to the Venture. In the event the Venture requires additional Capital Contributions, the Parties shall make such additional Capital Contributions in accordance with their Venture Interests.

3.3 RETURN OF CAPITAL CONTRIBUTIONS

  No Party shall have the right to withdraw its Capital Contributions or demand or receive the return of its Capital Contributions or any part thereof, except as otherwise provided in this Agreement;

  The Parties shall not be personally liable for the return of Capital Contributions or any part thereof, except as otherwise provided in this Agreement; and
  The Venture shall not pay interest, in any form, on the Capital Contributions of any of the Parties.

3.4 VENTURE INTERESTS

Upon execution of this Agreement, the Parties shall each own the following interests in the Venture:

Joint Venture Partner Percentage (%) Owned

Premier 20%

Tiki Hut 80%

100%

3.5 ALLOCATIONS OF NET PROFITS AND NET LOSSES

Subject to the provisions of this Article, the Net Profits and Net Losses of the Venture (including any net "book" gains or losses of the Venture relating from a capital event) shall be allocated to the Parties in the following priority:

  Net Profits:
  The Parties agree that the Venture shall retain thirty-five percent (35%) all of Net Profits for growth and expansion purposes; and

  The remaining Net Profits shall be allocated to the Parties according to their respective Venture Interests.

  Net Losses – Subject to the provisions of this Article, Net Losses shall be allocated to the Parties based upon their respective Venture Interests, and the Parties shall assume and pay their pro rata share of the Venture’s Net Losses; and
  Distributions – Distributable cash of the Venture shall be distributed to the Parties, pro rata, based on their respective Venture Interests.

ARTICLE IV. MANAGING PARTNER.

4.1 INITIAL MANAGING PARTNER

Premier shall be appointed the Venture’s initial Managing Partner.

4.2 AUTHORITY

The Managing Partner shall have the authority and responsibility generally to operate on behalf of the Venture, subject to the terms and conditions of this Agreement, as follows:

  the Managing Partner will, in all respects, act on behalf of the Venture, as provided herein, and to the extent permitted by applicable law, it being the intention of the Parties that all input and approvals to be exercised by each Party will be exercised through their respective duly authorized representatives on the Policy Committee;

  the Managing Partner may at any time, as the Managing Partner may determine is required, obtain or call for the assistance or engagement of the other Party to undertake defined tasks or provide services for the benefit of the Venture;
  the Manager Partner will manage the Venture so that it does not exceed any budgetary constraints agreed upon by the Policy Committee, and if there is an anticipated cost overrun of any of the items in any Venture budget then the Managing Partner will either obtain approval from the Policy Committee for an increase in the budget(s) as necessary so as to cover the cost overrun, or take such steps as may be required with other items (including cost-down measures) to keep the cost of the Venture within the budget(s); and
  the Managing Partner has the authority to make expenditures, and to enter into contracts including contracts with consultants and contractors, on behalf of the Venture, without further approval from the Policy Committee, provided that any such expenditure or contract is within the budget breakdown amounts as previously agreed upon and approved by the Policy Committee.

4.3 SCOPE OF SERVICES

The Managing Partner shall assist and provide professional services with the authorities granted herein, and shall receive a management fee as set forth hereafter, to the Venture, including:

  engage consultants – select and engage consultants on behalf of the Venture, including, without limitation, for various design, construction and marketing requirements of the Venture;

  budget and schedule control – prepare for the approval from the Policy Committee, then implement budget and cost-control measures and schedules for ongoing operations and construction/expansion projects;
  asset purchases and sales – upon approval by the Policy Committee, acquire or dispose of assets, including, without limitation, real property, fixed assets and other such interests;
  design – overseeing the development of the design, theme and overall Coconut Grove concept, including obtaining all permits and approvals as required from authorities having jurisdiction, and coordinating input and approvals from the Policy Committee;
  construction – providing services during the construction phase of each Coconut Grove unit, including:
  dividing the construction into work packages, preparing and coordinating bidding from various contractors, and recommending successful bids to the Policy Committee; and

  performing "construction management" services, which will include management and administration of contracts which the Parties will enter into directly with contractors and others for the Venture.
  operations – establish written guidelines and standard operating procedures (SOPs) for recruiting, training, daily operations and reporting procedures for each Coconut Grove unit, and oversee all aspects of their implementation and ongoing adherence; and

  accounting – maintain separate books of accounts of the transactions of the Venture which may be reviewed upon reasonable notice and at any reasonable time by the Parties and/or the Policy Committee’s representatives.

4.4 REPORTS

The Managing Partner will submit a quarterly report to the Policy Committee outlining a complete financial overview of the Venture to that date, including:

  quarterly balance sheet, statement of operations and statement of cash flows prepared in accordance with U.S. Generally Accepted Accounting Practices;

  the estimated percentage complete and the estimated total cost at completion for each of the pre-approved budget(s) breakdown items;
  any actual, projected or suspected budget(s) breakdown item overruns, with reasons for the overrun(s), together with the proposed adjustments so as to keep the Venture within budgetary constraints; and
  any actual or anticipated delays in approved schedules, with reasons, recommended action(s) proposed, and the anticipated date of completion.

4.5 FEES

The Managing Partner shall receive a fee, payable quarterly, as compensation for its additional role in the Venture. This fee shall equal two percent (2%) of the Venture’s Net Profits, or five-thousand dollars (US$5,000), whichever is greater. This fee shall not aggregate less than twenty-thousand dollars (US$20,000) for a full fiscal year.

The Managing Partner shall commence accruing its fee on August 1, 2001, and shall be paid pro-rata for the fiscal quarter ending September 30, 2001. For each fiscal quarter thereafter, the Managing Partner’s fee shall be computed as per this subsection.

4.6 EXPENSES

The Managing Partner shall invoice the Venture for any out-of-pocket expenses incurred on behalf of the Venture, including, without limitation, attorney’s fees, accounting fees and travel expenses.

ARTICLE V. POLICY COMMITTEE

5.1 GENERAL MANAGEMENT

The management of the Venture shall be conducted pursuant to policies established by the Parties acting through a Policy Committee which is hereby established.

5.2 NUMBER OF VOTES

Each Party shall have a voice in the Policy Committee equal to its Venture Interest. For such purpose each Party is assigned the following number of votes its duly authorized representative(s) is authorized to vote in any Policy Committee voting matter:

Party Number of Votes

Premier 1 (20%)

Tiki Hut 4 (80%)

Total Votes 5 (100%)

5.3 NUMBER OF REPRESENTATIVES

Each Party is authorized to have as few as one (1) representative voting all votes represented by the respective Party, or up to as many representatives as the Party may have votes. In the event a Party has more than one (1) representative on the Policy Committee, the actual number of votes represented by each representatives from said Party shall be determined prior to any voting matter by the Party’s Board of Directors. Representatives of each Party must be duly authorized by Resolution of each Parties’ respective Board of Directors prior to voting on any Policy Committee voting matters.

5.4 MAJORITY VOTE

The Policy Committee shall determine the policy for the management of the Venture by majority vote and, as used in this Agreement, a majority vote is defined to be any figure greater than one-half (1/2) of the authorized votes.

5.5 POLICY COMMITTEE POWERS

The Policy Committee shall have the following powers:

  To determine the time and place of holding its meetings and the procedures for conducting Policy Committee affairs;

  To determine and act upon the various matters, expressly or implied, contained in this Agreement in its entirety which may require a decision by the Policy Committee;
  To determine and act upon any other matters of joint interest to, or requiring prompt action by, the Venture;
  To determine rental rates for equipment and/or property owned by the Parties or Affiliates and made available for use by the Venture. Any equipment or property rented or leased from non-Affiliated third parties shall be invoiced to the Venture at the actual costs;
  To determine insurance requirements and reserves for potential liabilities that may arise out of the Venture and to authorize insurance coverages and limits thereof;
  To consider all claims and disputes of any kind between the Parties, Affiliates, consultants, contractors and/or other third parties and to authorize negotiation, arbitration, litigation, and/or any other process for their resolution and to authorize the settlement thereof;
  To authorize the opening and closing of banking and brokerage accounts, and designate authorized representatives to conduct authorized transactions on behalf of the Venture within said accounts; and
  To remove, change, appoint and/or qualify the Venture’s Managing Partner.

5.6 MEETINGS OF THE POLICY COMMITTEE

The Policy Committee shall meet, in person or by telephone conference call, upon:

  the request of any duly authorized Policy Committee representative;

  at the request of the Managing Partner; and
  at least once every fiscal quarter.

Each Policy Committee representative may at any time, at his own discretion, invite or request addition non-voting representatives to attend any meeting of the Policy Committee, except that such additional representatives may not vote and will attend only to provide or obtain information, or to observe.

5.7 MINUTES

The Policy Committee shall keep a minute book of the discussions and decisions made at its meetings.

ARTICLE VI. INDEMNIFICATION.

6.1 LIABILITIES ARISING FROM THE VENTURE

If for any reason, a Party sustains any liabilities or is required to pay any losses arising out of or directly connected with the Venture, or the execution of any bonds or indemnity agreements in connection therewith, which are in excess of the Party’s Venture Interests, the other Party shall promptly reimburse said Party this excess, so that all Parties to the Venture will then have paid their proportionate share of such losses to the full extent of their Venture Interests.

6.2 INDEMNIFICATION

The Parties agree to indemnify each other and to hold the other harmless from, any and all losses of the Venture that are in excess of such other Party’s Venture Interest. Provided that the provisions of this subsection shall be limited to losses that are directly connected with or arise out of the performance of the Venture and/or the execution of any bonds or indemnity agreements in connection therewith and shall not be related to or include any incidental, indirect or consequential losses that may be sustained or suffered by the Parties.

6.3 BONDS AND INDEMNITY AGREEMENTS

The Parties shall from time to time execute such bonds and indemnity agreements, including applications thereof and other documents that may be necessary in connection with the performance of the Venture. Provided, however, that the liability of each of the Parties under any agreements to indemnify a surety company or surety companies shall be limited to the percentage of total liability assumed by all of the Parties under such indemnity agreements that is equal to the Parties’ respective Venture Interests.

ARTICLE VII. OTHER MATERIAL TERMS AND CONDITIONS.

  ENTIRE AGREEMENT.

This Agreement, together with all documents incorporated by reference herein, constitutes the entire and sole agreement between the Parties with respect to the subject matter hereof and supersedes any prior agreements, negotiations, understandings, or other matters, whether oral or written, with respect to the engagement hereof. This Agreement cannot be modified, changed or amended, except in writing signed by duly authorized representatives of both Parties.

7.2 CONFLICT.

In the event of any conflict, ambiguity or inconsistency between this Agreement and any other document which may be annexed hereto, the terms of this Agreement shall govern.

7.3 ASSIGNMENTS.

The benefits of this Agreement shall inure to the respective successors and assignees of the Parties hereto and of the indemnified Parties hereunder and their successors and assigns and representatives, and the obligations and liabilities assumed in this Agreement by the Parties hereto shall be binding upon their respective successors and assigns.

7.4 NOTICES.

Any notice required or permitted to be given under this Agreement shall be in writing, by hand delivery, commercial overnight courier or registered or certified U.S. Mail to the addresses of record for both Parties and shall be deemed duly given upon receipt, or if by registered or certified U.S. Mail three (3) business days following deposit in the U.S. Mail. The Parties hereto may from time to time designate in writing other addresses expressly for the purpose of receipt of notice hereunder.

7.5 SEVERABILITY.

If any provision of this Agreement are declared invalid or unenforceable, such provision shall be deemed modified to the extent necessary and possible to render it valid and enforceable. In any event, the unenforceability or invalidity of any provision shall not affect any other provision of this Agreement, and this Agreement shall continue in full force and effect, and be construed and enforced, as if such provision had not been included, or had been modified as above provided, as the case may be.

7.6 GOVERNING LAW.

This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

7.7 PARAGRAPH HEADINGS.

The paragraph headings set forth in this Agreement are for the convenience of the Parties, and in no way define, limit or describe the scope or intent of this Agreement and are to be given no legal effect.

7.8 COUNTERPARTS.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7.9 INJUNCTIVE RELIEF.

Solely by virtue of their respective execution of this Agreement and in consideration for the mutual covenants of each other, the Parties hereby agree, consent and acknowledge that, in the even of a breach of any material term of this Agreement, the non-breaching Party will be without adequate remedy-at-law and shall therefore, be entitled to immediately redress any material breach of this Agreement by temporary or permanent injunctive or mandatory relief obtained in an action or proceeding instituted in a competent court of jurisdiction without the necessity of proving damages and without prejudice to any other remedies which the non-breaching Party may have at law or in equity. For the purposes of this Agreement, each Party hereby agrees and consents that upon a material breach of this Agreement as aforesaid, in addition to any other legal and/or equitable remedies, the non-breaching Party may present a conformed copy of this Agreement to the aforesaid courts and shall thereby be able to obtain an injunction enforcing this Agreement or barring, enjoining or otherwise prohibiting the other Party from circumventing the express written intent of the Parties of this Agreement.

7.10 ATTORNEY’S FEES.

In the event arbitration, litigation, action, suit or other proceeding is instituted to remedy, prevent or obtain relief from a breach of this Agreement, in relation to a breach of this Agreement or pertaining to a declaration of rights under this Agreement, the prevailing Party will recover all such Party’s attorneys’ fees incurred in each and every such action, suit or other proceeding, including any and all appeals or petitions therefrom. As used in this Agreement, attorneys’ fees will be deemed to be the full and actual cost of any legal services actually performed in connection with the matters involved, including those related to any appeal or the enforcement of any judgement calculated on the basis of the usual fee charged by attorneys performing such services.

IN WITNESS WHEREOF, the parties, by their duly authorized representative, have caused this Agreement to be executed on the 30th day of July, 2001.

/s/ Cary Grider /s/ John C. Walters

PREMIER DEVELOPMENT & INVESTMENT, INC. TIKI HUT ENTERPRISES, LTD.

Cary Grider, President and CEO John C. Walters, Chairman